EXHIBIT 99.(A)(5)

EMERALD DAIRY INC.
______________________

OFFER TO AMEND AND
EXCHANGE
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WITHDRAWAL FORM

If you previously elected to participate in the offer (the “Offer”) by Emerald Dairy Inc., a Delaware corporation (“Emerald Dairy”), described in the Offer to Amend and Exchange, dated as of April 24, 2008 (the “Offer to Amend and Exchange”), and you would now like to change your prior election and withdraw your tendered warrant(s), you must properly complete, sign, date and deliver this Withdrawal Form (this “Withdrawal Form”) to Emerald Dairy pursuant to the Instructions accompanying this Withdrawal Form, by no later than the expiration of the Offer. The Offer will expire at midnight, Eastern Time on May 28, 2008, unless extended. If we extend the Offer, you may change your prior election and withdraw your tendered warrant(s) at any time before the expiration of the extended deadline. Please note that delivery of your Withdrawal Form by facsimile will not be accepted.

If Emerald Dairy receives one or more Election Forms and one or more Withdrawal Forms signed by you, Emerald Dairy will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

ACKNOWLEDGEMENT AND SIGNATURE:

I previously (a) completed, signed, dated and delivered to Emerald Dairy the Election Form, in which I elected to participate in the Offer, (b) delivered to Emerald Dairy my original executed warrant(s) and (c) with respect to those warrants I elected to exercise at the reduced cash exercise price, delivered my check to Emerald Dairy for the required cash exercise price.  I now wish to change my prior election and withdraw my tendered warrant(s).

By properly completing, signing and dating this Withdrawal Form and delivering it to Emerald Dairy pursuant to the Instructions accompanying this Withdrawal Form, I voluntarily elect to change my prior election to participate in the Offer and withdraw my tendered warrant(s). I understand and acknowledge that if Emerald Dairy accepts my withdrawal, my warrant(s) will remain outstanding on their current terms until expiration or exercise, and I will not receive or have any rights to any amended warrants.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Withdrawal Form as of the date set forth below.

Date	Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number